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                                                                   Exhibit 10.34


                                  KEY EMPLOYEE
                             SHARE OPTION AGREEMENT
                             Dated December 1, 1998



This agreement supercedes and replaces the original agreement dated May 9, 1996.

Loran Network Holding Corporation Inc. (the Company) hereby grants Leighton Powell (a key Employee) effective April 1, 1996, the option to purchase 250,000 of its Class A common voting shares at a price of $0.13 per share. This option shall terminate in six years from its effective date, which is March 31, 2002.

This option is in effect only while Leighton Powell is directly employed to the Company or any of its subsidiaries. If Leighton Powell dies while employed by the Company, his estate, personal representative or beneficiary may exercise this option at any time within 90 days after such death.



Loran Network Holding Corporation Inc.               I agree to the above terms



/s/  D. A. Levy                                      /s/  Leighton Powell
--------------------------------                     ---------------------------
David Levy                                           Leighton Powell
Chairman